           JOINT FILING INFORMATION

Reporting Person:	LITTLEJOHN FUND III, L.P.

Address:	8 SOUND SHORE DRIVE
GREENWICH, CT 06830

Designated Filer:	CETUS CAPITAL, LLC

Issuer and Symbol:	TRONOX INCORPORATED (TRXBQ)

Date of Event Requiring Statement:	08/09/10

Signature:
/s/
/s/ Michael I. Klein, manager of Littlejohn Associates
III, L.L.C., the general partner of Littlejohn Fund III,
L.P., on behalf of Littlejohn Fund III, L.P.
_________________________________________

Signature of Reporting Person

Reporting Person:	LITTLEJOHN ASSOCIATES III, L.L.C.

Address:	8 SOUND SHORE DRIVE
GREENWICH, CT 06830

Designated Filer:	CETUS CAPITAL, LLC

Issuer and Symbol:	TRONOX INCORPORATED (TRXBQ)

Date of Event Requiring Statement:	08/09/10

Signature:
/s/
/s/ Michael I. Klein Michael I. Klein, manager
of Littlejohn Associates III, L.L.C., on behalf of
Littlejohn Associates III, L.L.C.
_________________________________________

Signature of Reporting Person